Exhibit 99.1

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES

2018 FIRST QUARTER EARNINGS

•	Earnings per share of $1.15 for the 2018 first quarter, up from $0.54 per share in the first quarter 2017
•	Net income of $11.7 million for the 2018 first quarter, up from $5.1 million in the first quarter 2017
•	Net interest margin of 3.95% for the 2018 first quarter, compared to 3.81% in the first quarter 2017
•	Loan growth $9.6 million during the 2018 first quarter
•	Deposit growth $54.1 million during the 2018 first quarter
•	Non-performing loans of $27.9 million for the 2018 first quarter, compared to $15.1 million for the 2017 first quarter

DEFIANCE, OHIO (April 16, 2018) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that earnings for the first quarter of 2018 were $11.7 million, or $1.15 per diluted common share compared to $5.1 million or $0.54 per diluted common share for the first quarter of 2017. The first quarter 2017 results included approximately one month of operations from Commercial Savings Bank and had no impact from Corporate One Benefits Agency Inc. (“Corporate One”). In comparison, the first quarter 2018 results include a full quarter of operations from both Commercial Savings Bank and Corporate One. The acquisitions of Commercial Bancshares, Inc. and its banking subsidiary Commercial Savings Bank (collectively “CSB”) and Corporate One were completed on February 24, 2017, and April 1, 2017, respectively.

The results for the first quarter 2018 also include a credit loan loss provision of $1.1 million, which had an after tax benefit of $865,000, or $0.08 per diluted share, which more than offset expenses for OREO write-downs of $544,000, with an after tax impact of $430,000, or $0.04 per diluted share and non-executive employee bonuses of $300,000, which had an after tax impact of $237,000, or $0.02 per diluted share. The first quarter 2017 results included merger and conversion expenses related to the CSB transaction of $3.6 million, which had an after tax impact of $2.5 million, or $0.27 per diluted share. In addition, the first quarter 2017 results reflected the impact of the purchase of a bank owned life insurance policy which included a tax-free value enhancement gain of $1.5 million and the surrender of a bank owned life insurance policy which added $1.7 million to income tax expense, which together reduced net income approximately $200,000, or $0.02 per diluted share.

“We are very pleased to reach the $3.0 billion milestone in total assets at quarter-end,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “We have come a long way from a year ago by delivering on our acquisitions, executing our organic growth strategies, and improving our profitability metrics, which were further enhanced by the benefit from tax reform. We remain very positive that we can build upon this progress in 2018 and beyond.”

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Net interest income up compared to first quarter 2017

Net interest income of $25.7 million in the first quarter of 2018 was up from $21.6 million in the first quarter of 2017. The increase over the prior year’s first quarter was attributable to a full quarter of added operations from the CSB merger, organic growth and net interest margin expansion. Net interest margin was 3.95% for the first quarter of 2018, up from 3.88% in the fourth quarter of 2017, and up from 3.81% in the first quarter of 2017. Yield on interest earning assets increased to 4.43% in the first quarter of 2018, up 21 basis points from 4.22% in the first quarter of 2017. The cost of interest-bearing liabilities increased 11 basis points in the first quarter of 2018 to 0.65% from 0.54% in the first quarter of 2017.

“Our net interest margin improved in the first quarter and continues to perform well in the rising interest rate environment,” said Hileman. “While organic loan and deposit growth was seasonally down from last quarter, success in our growth strategies is evident with our 18.7% increase in net interest income from a year ago. We feel confident that this performance will continue as we are well positioned for future rate movements.”

Non-interest income up from first quarter 2017

First Defiance’s non-interest income in the first quarter of 2018 was $10.7 million compared with $10.5 million in the first quarter of 2017. The first quarter 2017 included a $1.5 million enhancement value gain related to the purchase of bank owned life insurance. Excluding the 2017 enhancement value gain, non-interest income increased $1.7 million primarily due to the inclusion of operations from the CSB and Corporate One mergers completed in 2017.

Mortgage banking income remained flat at $1.7 million in the first quarters of 2018 and 2017. Gains from the sale of mortgage loans also remained consistent at $1.1 million in the first quarters of 2018 and 2017. Mortgage loan servicing revenue was $944,000 in the first quarter of 2018, up slightly from $934,000 in the first quarter of 2017. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $37,000 in the first quarter of 2018 compared with a positive adjustment of $33,000 in the first quarter of 2017.

For the first quarter 2018, service fees and other charges were $3.1 million, up from $2.8 million in the first quarter of 2017; and commissions from the sale of insurance products were $4.3 million, up from $3.5 million in the first quarter of 2017. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2018, First Defiance’s insurance subsidiary, First Insurance Group, earned $1.0 million of contingent income, compared to $1.2 million during the first quarter of 2017. Trust income was $552,000 in the first quarter of 2018, up from $450,000 in the first quarter of 2017.

“Non-interest income continues to bolster our overall revenue growth with solid core growth in all of our major business lines with additional contributions from our acquisitions,” said Hileman.

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Non-interest expenses up from first quarter 2017

Total non-interest expense was $23.3 million in the first quarter of 2018, up from $23.1 million in the first quarter of 2017. The first quarter 2017 included expenses of $3.6 million related to the CSB merger and conversion. Excluding the 2017 merger and conversion expenses, the increase in non-interest expenses was $3.7 million, mostly due to the additional expenses from the operations of CSB and Corporate One mergers completed in 2017. Compensation and benefits decreased to $13.2 million in the first quarter of 2018, compared to $14.3 million in the first quarter of 2017. The decrease in compensation and benefits from a year ago is mainly due to the prior year period including $2.8 million of merger costs to settle employment and benefit agreements, while the current year period includes a full quarter of personnel expenses for the acquired CSB and Corporate One locations. Data processing cost was $2.1 million in the first quarter of 2018, up from $1.9 million in the first quarter of 2017. Other non-interest expense of $4.6 million in the first quarter of 2018 increased from $4.0 million in the first quarter of 2017. Other expenses in the first quarter 2018 include OREO write-downs of $544,000, while the first quarter 2017 included $667,000 of CSB merger and conversion related costs.

Credit quality

Non-performing loans totaled $27.9 million at March 31, 2018, a decrease from $30.7 million at December 31, 2017, but an increase from $15.1 million at March 31, 2017. The decrease from the prior quarter-end was due to the payoff of a large relationship previously downgraded in the second quarter of 2017. In addition, First Defiance had $1.4 million of OREO at March 31, 2018, compared to $705,000 at March 31, 2017. Accruing troubled debt restructured loans were $13.7 million at March 31, 2018, compared with $9.8 million at March 31, 2017.

The non-performing loan payoff resulted in a principal recovery of $1.7 million. As a result, the first quarter 2018 performance reflected net loan recoveries of $1.7 million and a credit provision for loan losses of $1.1 million compared with net loan charge-offs of $190,000 and a provision for loan loss expense of $55,000 for the same period in 2017.

The allowance for loan loss as a percentage of total loans was 1.16% at March 31, 2018, compared with 1.15% at March 31, 2017. In addition, the CSB loans acquired in 2017 were recorded at fair value with purchase accounting adjustment discounting the loan balance instead of an allowance for loan losses. For the CSB loans acquired the discount recorded totaled $3.7 million, or 1.9% of total CSB loans at March 31, 2018.

“Overall asset quality metrics improved from last quarter, with all non-performing asset categories declining and all allowance coverage ratios improving,” said Hileman. “Significant recoveries totaling $2.0 million contributed to both higher earnings and strengthened reserves this quarter.”

Total assets at $3.02 billion

Total assets at March 31, 2018, were $3.02 billion compared to $2.99 billion at December 31, 2017, and $2.93 billion at March 31, 2017.

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Net loans receivable (excluding loans held for sale) were $2.33 billion at March 31, 2018, compared to $2.32 billion at December 31, 2017, and $2.21 billion at March 31, 2017. At March 31, 2018, net loans receivable grew $118.8 million, or 5.4% from a year ago.

Also, at March 31, 2018, goodwill and other intangible assets totaled $103.9 million compared to $104.3 million at December 31, 2017, and $97.1 million at March 31, 2017.

Total deposits at March 31, 2018, were $2.49 billion compared with $2.44 billion at December 31, 2017, and $2.37 billion at March 31, 2017. At March 31, 2018, total deposits grew $118.0 million, or 5.0% from a year ago.

Total stockholders’ equity was $379.2 million at March 31, 2018, compared to $373.3 million at December 31, 2017, and $354.2 million at March 31, 2017.

Dividend to be paid May 25

The Board of Directors declared a quarterly cash dividend of $0.30 per common share payable May 25, 2018, to shareholders of record at the close of business on May 18, 2018. The dividend represents an annual dividend of 2.09 percent based on the First Defiance common stock closing price on April 13, 2018. First Defiance has approximately 10,182,649 common shares outstanding.

Chairman William J. Small Announces Planned Retirement

First Defiance Financial Corp. Chairman William J. Small announced that he will be retiring from the Board of Directors effective July 31, 2018.  Mr. Small has served as Chairman since 1999 and served as President and CEO of First Defiance and CEO of First Federal Bank from 1999 through 2013.  John L. Bookmyer will succeed Mr. Small as Chairman.  Mr. Bookmyer has been a member of the First Defiance Board since 2005 and currently serves as the Lead Independent Director.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, April 17, 2018, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef180417.html.

The replay of the conference call Webcast will be available at www.fdef.com until April 17, 2019, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 43 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group, including its division Corporate One Benefits, is a full-service insurance agency with nine offices throughout northwest Ohio.

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For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its March 31, 2018 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2018	2017

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$46,566	$58,693
Interest-bearing deposits	92,000	55,000
	138,566	113,693
Securities
Available-for sale, carried at fair value	270,111	260,650
Held-to-maturity, carried at amortized cost	642	648
	270,753	261,298

Loans	2,358,330	2,348,713
Allowance for loan losses	(27,267)	(26,683)
Loans, net	2,331,063	2,322,030
Loans held for sale	11,266	10,435
Mortgage servicing rights	9,850	9,808
Accrued interest receivable	9,359	8,706
Federal Home Loan Bank stock	15,989	15,992
Bank Owned Life Insurance	66,630	66,230
Office properties and equipment	39,826	40,217
Real estate and other assets held for sale	1,440	1,532
Goodwill	98,569	98,569
Core deposit and other intangibles	5,356	5,703
Deferred taxes	978	231
Other assets	23,359	38,959
Total Assets	$3,023,004	$2,993,403

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$550,742	$571,360
Interest-bearing deposits	1,941,059	1,866,296
Total deposits	2,491,801	2,437,656
Advances from Federal Home Loan Bank	71,001	84,279
Notes payable and other interest-bearing liabilities	9,321	26,019
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,482	2,925
Other liabilities	33,102	33,155
Total Liabilities	2,643,790	2,620,117
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,547	160,940
Accumulated other comprehensive income (loss)	(2,546)	217
Retained earnings	271,426	262,900
Treasury stock, at cost	(50,340)	(50,898)
Total stockholders’ equity	379,214	373,286
Total Liabilities and Stockholders’ Equity	$3,023,004	$2,993,403

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2018	2017
Interest Income:
Loans	$26,526	$21,969
Investment securities	1,851	1,756
Interest-bearing deposits	297	145
FHLB stock dividends	231	166
Total interest income	28,905	24,036
Interest Expense:
Deposits	2,611	1,796
FHLB advances and other	319	366
Subordinated debentures	280	215
Notes Payable	8	14
Total interest expense	3,218	2,391
Net interest income	25,687	21,645
Provision for loan losses	(1,095)	55
Net interest income after provision for loan losses	26,782	21,590
Non-interest Income:
Service fees and other charges	3,131	2,760
Mortgage banking income	1,742	1,738
Gain on sale of non-mortgage loans	224	-
Insurance commissions	4,277	3,457
Trust income	552	450
Income from Bank Owned Life Insurance	400	1,823
Other non-interest income	377	321
Total Non-interest Income	10,703	10,549
Non-interest Expense:
Compensation and benefits	13,249	14,335
Occupancy	2,071	1,837
FDIC insurance premium	360	290
Financial institutions tax	531	480
Data processing	2,105	1,939
Amortization of intangibles	347	232
Other non-interest expense	4,588	4,029
Total Non-interest Expense	23,251	23,142
Income before income taxes	14,234	8,997
Income taxes	2,497	3,857
Net Income	$11,737	$5,140

Earnings per common share:
Basic	$1.15	$0.54
Diluted	$1.15	$0.54

Average Shares Outstanding:
Basic	10,165	9,435
Diluted	10,219	9,490

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2018	2017	% change
Summary of Operations

Tax-equivalent interest income (2)	$29,142	$24,505	18.9%
Interest expense	3,218	2,391	34.6
Tax-equivalent net interest income (2)	25,924	22,114	17.2
Provision for loan losses	(1,095)	55	NM
Tax-equivalent NII after provision for loan loss (2)	27,019	22,059	22.5
Investment Securities gains	-	-	-
Non-interest income (excluding securities gains/losses)	10,703	10,549	1.5
Non-interest expense	23,251	23,142	0.5
Income taxes	2,497	3,857	(35.3)
Net Income	11,737	5,140	128.3
Tax equivalent adjustment (2)	237	469	(49.5)
At Period End
Assets	3,023,004	2,929,474	3.2
Earning assets	2,748,338	2,640,183	4.1
Loans	2,358,330	2,238,864	5.3
Allowance for loan losses	27,267	25,749	5.9
Deposits	2,491,801	2,373,789	5.0
Stockholders’ equity	379,214	354,191	7.1
Average Balances
Assets	2,977,864	2,622,402	13.6
Earning assets	2,664,114	2,355,544	13.1
Loans	2,316,316	2,026,067	14.3
Deposits and interest-bearing liabilities	2,565,537	2,275,724	12.7
Deposits	2,434,440	2,109,637	15.4
Stockholders’ equity	373,993	314,442	18.9
Stockholders’ equity / assets	12.56%	11.99%	4.7
Per Common Share Data
Net Income
Basic	$1.15	$0.54	113.0
Diluted	1.15	0.54	113.0
Dividends	0.30	0.25	20.0
Market Value:
High	$59.85	$51.15	17.0
Low	51.02	46.27	10.3
Close	57.32	49.51	15.8
Common Book Value	37.24	34.92	6.7
Tangible Common Book Value (1)	27.04	25.35	6.7
Shares outstanding, end of period (000)	10,182	10,143	0.4
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.95%	3.81%	3.5
Return on average assets	1.60%	0.79%	101.1
Return on average equity	12.73%	6.63%	92.0
Efficiency ratio (3)	63.48%	70.85%	(10.4)
Effective tax rate	17.54%	42.87%	(59.1)
Dividend payout ratio (basic)	26.09%	46.30%	(43.7)

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.

(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%

(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2018	2017

Gain from sale of mortgage loans	$1,080	$1,083
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	944	934
Amortization of mortgage servicing rights	(319)	(312)
Mortgage servicing rights valuation adjustments	37	33
	662	655
Total revenue from sale and servicing of mortgage loans	$1,742	$1,738

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,316,316	$26,550	4.65%		$2,026,067	$22,020	4.41%
Securities	263,596	2,064	3.16	%(3)	254,842	2,174	3.48%
Interest Bearing Deposits	68,211	297	1.77%		60,083	145	0.98%
FHLB stock	15,991	231	5.86%		14,552	166	4.63%
Total interest-earning assets	2,664,114	29,142	4.43%		2,355,544	24,505	4.22%
Non-interest-earning assets	313,750				266,858
Total assets	$2,977,864				$2,622,402
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,888,990	$2,611	0.56%		$1,626,742	$1,796	0.45%
FHLB advances and other	78,923	319	1.64%		104,277	366	1.42%
Subordinated debentures	36,192	280	3.14%		36,150	215	2.41%
Notes payable	15,982	8	0.20%		25,660	14	0.22%
Total interest-bearing liabilities	2,020,087	3,218	0.65%		1,792,829	2,391	0.54%
Non-interest bearing deposits	545,450	-	-		482,895	-	-
Total including non-interest-bearing demand deposits	2,565,537	3,218	0.51%		2,275,724	2,391	0.43%
Other non-interest-bearing liabilities	38,334				32,236
Total liabilities	2,603,871				2,307,960
Stockholders' equity	373,993				314,442
Total liabilities and stockholders' equity	$2,977,864				$2,622,402
Net interest income; interest rate spread		$25,924	3.78%			$22,114	3.68%
Net interest margin (4)			3.95%				3.81%
Average interest-earning assets to average interest bearing liabilities			132%				131%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.

(2)	Annualized

(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.

(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017
Summary of Operations
Tax-equivalent interest income (1)	$29,142	$29,009	$28,557	$27,944	$24,505
Interest expense	3,218	3,140	3,074	2,826	2,391
Tax-equivalent net interest income (1)	25,924	25,869	25,483	25,118	22,114
Provision for loan losses	(1,095)	314	462	2,118	55
Tax-equivalent NII after provision for loan losses (1)	27,019	25,555	25,021	23,000	22,059
Investment securities gains, net of impairment	-	160	158	267	-
Non-interest income (excluding securities gains/losses)	10,703	9,737	9,337	9,873	10,549
Non-interest expense	23,251	21,141	20,440	20,630	23,142
Income taxes	2,497	4,430	4,219	3,677	3,857
Net income	11,737	9,399	9,381	8,347	5,140
Tax equivalent adjustment (1)	237	482	476	486	469
At Period End
Total assets	$3,023,004	$2,993,403	$2,935,030	$2,890,507	$2,928,697
Earning assets	2,748,338	2,691,438	2,633,996	2,596,674	2,639,325
Loans	2,358,330	2,348,713	2,276,042	2,254,435	2,238,006
Allowance for loan losses	27,267	26,683	26,341	25,915	25,749
Deposits	2,491,801	2,437,656	2,360,675	2,326,702	2,373,789
Stockholders’ equity	379,214	373,286	367,924	361,430	354,191
Stockholders’ equity / assets	12.54%	12.47%	12.54%	12.50%	12.09%
Goodwill	98,569	98,569	98,370	98,318	90,768
Average Balances
Total assets	$2,977,864	$2,968,445	$2,906,795	$2,908,483	$2,622,402
Earning assets	2,664,114	2,646,643	2,590,463	2,591,397	2,355,544
Loans	2,316,316	2,279,358	2,251,071	2,238,061	2,026,067
Deposits and interest-bearing liabilities	2,565,537	2,560,258	2,507,805	2,516,024	2,275,724
Deposits	2,434,440	2,400,061	2,338,817	2,346,336	2,109,637
Stockholders’ equity	373,993	369,366	363,612	357,523	314,442
Stockholders’ equity / assets	12.56%	12.44%	12.51%	12.29%	11.99%
Per Common Share Data
Net Income:
Basic	$1.15	$0.93	$0.92	$0.82	$0.54
Diluted	1.15	0.92	0.92	0.82	0.54
Dividends	0.30	0.25	0.25	0.25	0.25
Market Value:
High	$59.85	$56.91	$53.99	$56.90	$51.15
Low	51.02	50.28	47.01	48.78	46.27
Close	57.32	51.97	52.49	52.68	49.51
Common Book Value	37.24	36.76	36.25	35.61	34.92
Shares outstanding, end of period (in thousands)	10,182	10,156	10,149	10,147	10,143
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.95%	3.88%	3.91%	3.89%	3.81%
Return on average assets	1.60%	1.26%	1.28%	1.15%	0.79%
Return on average equity	12.73%	10.10%	10.24%	9.36%	6.63%
Efficiency ratio (2)	63.48%	59.37%	58.70%	58.96%	70.85%
Effective tax rate	17.54%	32.03%	31.02%	30.58%	42.87%
Common dividend payout ratio (basic)	26.09%	26.88%	27.17%	30.49%	46.30%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017
Loan Portfolio Composition
One to four family residential real estate	$275,547	$274,862	$271,048	$276,578	$276,931
Construction	251,944	265,476	244,920	234,688	199,724
Commercial real estate	1,282,027	1,235,221	1,205,695	1,182,087	1,193,906
Commercial	500,496	526,142	510,240	515,004	504,366
Consumer finance	28,035	29,109	29,009	28,860	27,696
Home equity and improvement	133,407	135,457	132,220	130,429	132,965
Total loans	2,471,456	2,466,267	2,393,132	2,367,646	2,335,588
Less:
Undisbursed loan funds	111,450	115,972	115,714	112,000	95,460
Deferred loan origination fees	1,676	1,582	1,379	1,211	1,264
Allowance for loan loss	27,267	26,683	26,341	25,915	25,749
Net Loans	$2,331,063	$2,322,030	$2,249,698	$2,228,520	$2,213,115

Allowance for loan loss activity
Beginning allowance	$26,683	$26,341	$25,915	$25,749	$25,884
Provision for loan losses	(1,095)	314	462	2,118	55
Credit loss charge-offs:
One to four family residential real estate	16	170	60	0	49
Commercial real estate	55	29	0	110	290
Commercial	97	210	64	2,027	0
Consumer finance	31	27	20	21	71
Home equity and improvement	117	55	92	100	54
Total charge-offs	316	491	236	2,258	464
Total recoveries	1,995	519	200	306	274
Net charge-offs (recoveries)	(1,679)	(28)	36	1,952	190
Ending allowance	$27,267	$26,683	$26,341	$25,915	$25,749

Credit Quality
Total non-performing loans (1)	$27,925	$30,715	$29,152	$30,359	$15,057
Real estate owned (REO)	1,440	1,532	532	672	705
Total non-performing assets (2)	$29,365	$32,247	$29,684	$31,031	$15,762
Net charge-offs (recoveries)	(1,679)	(28)	36	1,952	190

Restructured loans, accruing (3)	13,722	13,770	13,044	10,521	9,814

Allowance for loan losses / loans	1.16%	1.14%	1.16%	1.15%	1.15%
Allowance for loan losses / non-performing assets	92.86%	82.75%	88.74%	83.51%	163.36%
Allowance for loan losses / non-performing loans	97.64%	86.87%	90.36%	85.36%	171.01%
Non-performing assets / loans plus REO	1.24%	1.37%	1.30%	1.38%	0.70%
Non-performing assets / total assets	0.97%	1.08%	1.01%	1.07%	0.54%
Net charge-offs / average loans (annualized)	-0.29%	0.00%	0.01%	0.35%	0.04%

Deposit Balances
Non-interest-bearing demand deposits	$550,742	$571,360	$519,911	$520,778	$579,943
Interest-bearing demand deposits and money market	1,055,416	1,005,519	989,514	967,834	973,459
Savings deposits	306,510	302,022	296,230	288,643	288,498
Retail time deposits less than $250,000	512,746	504,912	504,277	499,298	490,953
Retail time deposits greater than $250,000	66,387	53,843	50,743	50,149	40,936
Total deposits	$2,491,801	$2,437,656	$2,360,675	$2,326,702	$2,373,789

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2018
One to four family residential real estate	$275,547	$272,323	$764	$2,460
Construction	251,944	251,944	-	-
Commercial real estate	1,282,027	1,264,623	53	17,351
Commercial	500,496	493,325	5	7,166
Consumer finance	28,035	27,703	293	39
Home equity and improvement	133,407	132,477	21	909
Total loans	$2,471,456	$2,442,395	$1,136	$27,925

December 31, 2017
One to four family residential real estate	$274,862	$269,624	$2,201	$3,037
Construction	265,476	265,476	-	-
Commercial real estate	1,235,221	1,215,980	1,022	18,219
Commercial	526,142	515,874	1,427	8,841
Consumer finance	29,109	28,728	353	28
Home equity and improvement	135,457	131,986	2,881	590
Total loans	$2,466,267	$2,427,668	$7,884	$30,715

March 31, 2017
One to four family residential real estate	$276,931	$273,133	$1,039	$2,759
Construction	199,724	199,724	-	-
Commercial real estate	1,193,906	1,182,836	1,221	9,849
Commercial	504,366	501,193	1,684	1,489
Consumer finance	27,696	27,360	234	102
Home equity and improvement	132,965	131,873	217	875
Total loans	$2,335,588	$2,316,119	$4,395	$15,074

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